Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita HealthCare Partners Inc.

(310) 536-2585

DaVita HealthCare Partners Inc. 2nd Quarter 2016 Results

Denver, Colorado, August 8, 2016 – DaVita HealthCare Partners Inc. (NYSE: DVA) today announced results for the quarter ended June 30, 2016. Net income attributable to DaVita HealthCare Partners Inc. for the three months ended June 30, 2016 was $53 million, or $0.26 per share, which included goodwill impairment charges related to certain HCP reporting units, a gain on the partial sale of HCP’s Tandigm Health (Tandigm) ownership interest, and a loss on the sale of our HCP Arizona business as discussed below. Adjusted net income attributable to DaVita HealthCare Partners Inc. for the three months ended June 30, 2016 excluding these items was $210 million, or $1.01 per share.

Net income attributable to DaVita HealthCare Partners Inc. for the six months ended June 30, 2016 was $151 million, or $0.73 per share, which included goodwill impairment charges related to certain HCP reporting units, a gain on the partial sale of HCP’s Tandigm ownership interest, a loss on the sale of our HCP Arizona business, and an estimated accrual for damages and liabilities associated with our HCP Nevada hospice business. Adjusted net income attributable to DaVita HealthCare Partners Inc. for the six months ended June 30, 2016 excluding these items was $400 million, or $1.93 per share.

Additionally, adjusted net income attributable to DaVita HealthCare Partners Inc. for the three and six months ended June 30, 2016, excluding the items listed above from their respective periods and excluding the amortization of intangible assets associated with acquisitions, was $238 million, or $1.14 per share, and $452 million, or $2.17 per share, respectively.

Net income attributable to DaVita HealthCare Partners Inc. for the three months ended June 30, 2015 was $170 million, or $0.78 per share, including debt redemption charges, a tax adjustment related to the settlement of a private civil suit and a goodwill impairment charge related to our international operations. Adjusted net income attributable to DaVita HealthCare Partners Inc. for the three months ended June 30, 2015 excluding these items was $211 million, or $0.97 per share.

Net income attributable to DaVita HealthCare Partners Inc. for the six months ended June 30, 2015 was $60 million, or $0.27 per share, including debt redemption charges, a settlement charge related to a private civil suit and a subsequent related tax adjustment, and a goodwill impairment charge related to our international operations. Adjusted net income attributable to DaVita HealthCare Partners Inc. for the six months ended June 30, 2015 excluding these items was $398 million, or $1.83 per share.

Additionally, adjusted net income attributable to DaVita HealthCare Partners Inc. for the three and six months ended June 30, 2015, excluding the items listed above from their respective periods and excluding the amortization of intangible assets associated with acquisitions, was $237 million, or $1.09 per share and $450 million, or $2.07 per share, respectively.

See schedules of reconciliations of non-GAAP measures.

Financial and operating highlights include:

•	Cash Flow: For the rolling twelve months ended June 30, 2016, operating cash flow was $2,061 million and free cash flow was $1,509 million. For the three months ended June 30, 2016, operating cash flow was $517 million and free cash flow was $391 million. For the definition of free cash flow, see Note 4 to the reconciliation of Non-GAAP measures.

•

Operating Income and Adjusted Operating Income: Operating income for the three months ended June 30, 2016 was $329 million, which included goodwill impairment charges, a gain on the partial sale of Tandigm and a loss on the sale of HCP Arizona. Adjusted operating income for the three months ended June 30, 2016 excluding these items was $475 million. Operating income for the six months ended June 30, 2016 was $694 million including goodwill impairment charges, a gain on the partial sale of Tandigm, a loss on the sale of HCP Arizona, and the estimated HCP Nevada hospice accrual. Adjusted operating income for the six months ended June 30, 2016 excluding these items was $933 million.

Operating income for the three months ended June 30, 2015 was $481 million, which included a goodwill impairment charge related to our international operations. Adjusted operating income for the three months ended June 30, 2015 excluding this item was $485 million. Operating income for the six months ended June 30, 2015 was $416 million including a settlement charge related to a private civil suit and the goodwill impairment charge discussed above. Adjusted operating income for the six months ended June 30, 2015 excluding these items was $915 million.

•	Gain on Sales of Business Interests: Effective June 30, 2016, we sold a portion of HCP’s ownership interest in the Tandigm joint venture, reducing our ownership from fifty percent to nineteen percent and resulting in a gain of $40 million, or $25 million net of tax. In addition, on June 1, 2016, we sold our HCP Arizona business for a loss of $10 million, or $6 million net of tax.

•	Goodwill Impairment Charge: As a result of changes in expected future government reimbursement rates (including the Medicare Advantage final benchmark rates for 2017 announced on April 4, 2016) and our expected ability to mitigate them, as well as underperformance in recent quarters, we have recognized additional goodwill impairment charges of $176 million for two of our HCP reporting units based on further valuation analyses during the quarter ended June 30, 2016.

•	Volume: Total U.S. dialysis treatments for the second quarter of 2016 were 6,745,610, or 86,482 treatments per day, representing a per day increase of 4.4% over the second quarter of 2015. Normalized non-acquired treatment growth in the second quarter of 2016 as compared to the second quarter of 2015 was 4.3%.

The number of member months for which HCP provided care during the second quarter of 2016 was approximately 2.3 million, of which 1.0 million, 1.0 million and 0.3 million related to Medicare, commercial and Medicaid members, respectively.

•	Effective Tax Rate: Our effective tax rate was 58.8% and 52.9% for the three and six months ended June 30, 2016, respectively. The effective tax rate attributable to DaVita HealthCare Partners Inc. was 71.6% and 63.4% for the three and six months ended June 30, 2016. Our effective tax rate for the three and six months ended June 30, 2016 was impacted by the non-deductible goodwill impairment charges, the loss on the sale of our HCP Arizona business, and the amount of third-party owners’ income attributable to non-tax paying entities. Additionally, the effective tax rate for the six months ended June 30, 2016 was impacted by the non-deductible HCP Nevada hospice accrual. The adjusted effective tax rate attributable to DaVita HealthCare Partners Inc. for the three and six months ended June 30, 2016, excluding these items from their respective periods was 37.2% and 38.5%, respectively. The decrease in the effective tax rate compared to our prior quarter of 40.0% is due to recognition of a state income tax benefit resulting from changes in the relative allocation of income among jurisdictions.

We are updating our estimate of 2016 effective tax rate attributable to DaVita HealthCare Partners Inc. to now be approximately 39.0% to 40.0%, excluding goodwill impairment charges and the estimated HCP Nevada hospice accrual. Our previous expected 2016 effective tax rate attributable to DaVita HealthCare Partners Inc. excluding these items was 39.5% to 40.5%.

•	Center Activity: As of June 30, 2016, we provided dialysis services to a total of approximately 196,000 patients at 2,420 outpatient dialysis centers, of which 2,293 centers were located in the United States and 127 centers were located in 11 countries outside of the United States. During the second quarter of 2016, we opened a total of 15 new dialysis centers, acquired four dialysis centers and closed three dialysis centers in the United States. We also acquired two dialysis centers and opened one new dialysis center outside of the United States.

•	Share Repurchases: During the first six months of 2016, we repurchased a total of 3,689,738 shares of our common stock for $249 million, or an average price of $67.61 per share. On July 13, 2016, our Board of Directors approved an additional share repurchase authorization in the amount of $1,241 million. This recently approved share repurchase is in addition to the approximately $259 million remaining under our Board of Directors’ prior share repurchase authorization announced on April 14, 2015. As a result, we now have a total of $1.500 billion in outstanding authorizations available for share repurchases. These share repurchase authorizations have no expiration dates.

Outlook

These forward-looking measures and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current forward-looking measures. We do not provide guidance for GAAP consolidated operating income or HCP operating income or a reconciliation of those forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These non-GAAP financial measures do not include certain items, including goodwill impairment charges, the gain on the partial sale of Tandigm, the loss on the sale of HCP Arizona, the estimated accrual associated with the HCP Nevada hospice business, any accelerated amortization of HCP-related trade names and any gain we may recognize associated with the formation of the Asia Pacific dialysis joint venture and the expected deconsolidation.

•	We are updating our adjusted consolidated operating income guidance for 2016 to be in the range of $1.785 billion to $1.875 billion.

Our previous adjusted consolidated operating income guidance for 2016 was in the range of $1.800 billion to $1.950 billion.

•	We are updating our operating income guidance for Kidney Care for 2016 to be in the range of $1.675 billion to $1.725 billion.

Our previous operating income guidance for Kidney Care for 2016 was in the range of $1.625 billion to $1.725 billion.

•	We are updating our adjusted operating income guidance for HCP for 2016 to be in the range of $110 million to $150 million.

Our previous adjusted operating income guidance for HCP for 2016 was in the range of $175 million to $225 million.

•	We are updating our consolidated operating cash flow for 2016 to be in the range of $1.600 billion to $1.750 billion.

Our previous consolidated operating cash flow for 2016 was in the range of $1.550 billion to $1.750 billion.

We will be holding a conference call to discuss our results for the second quarter ended June 30, 2016 on August 8, 2016 at 5:00 p.m. Eastern Time. To join the conference call, please dial (877) 918-6630 from the U.S. or (517) 308-9087 from outside the U.S. A replay of the conference call will be available on our website at investors.davitahealthcarepartners.com, for the following 30 days.

This release contains forward-looking statements within the meaning of the federal securities laws, including statements related to our guidance and expectations for our 2016 consolidated operating income, our 2016 Kidney Care operating income, HCP’s 2016 operating income, our 2016 consolidated operating cash flows, our 2016 effective tax rate attributable to DaVita HealthCare Partners Inc. and our estimated charges and accruals. Factors that could impact future results include the uncertainties associated with the risk factors set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2015, our subsequent quarterly and annual reports, and our current reports on Form 8-K. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include, but are not limited to, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•	the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and the risk of a reduction in the number of patients under such plans, which may result in the loss of revenues or patients, and the extent to which the ongoing implementation of healthcare exchanges or changes in regulations or enforcement of regulations regarding the exchanges results in a reduction in reimbursement rates for our services from and/or the number of patients enrolled in higher-paying commercial plans,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of the Center for Medicare and Medicaid Services (CMS) 2015 Medicare Advantage benchmark structure,

•	risks arising from potential federal and/or state legislation that could have an adverse effect on our operations and profitability,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	legal compliance risks, including our continued compliance with complex government regulations and the provisions of our current corporate integrity agreement and current or potential investigations by various government entities and related government or private-party proceedings, and restrictions on our business and operations required by our corporate integrity agreement and other settlement terms, and the financial impact thereof,

•	continued increased competition from large- and medium-sized dialysis providers that compete directly with us,

•	our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector, that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems,

•	our ability to complete acquisitions, mergers or dispositions that we might be considering or announce, or to integrate and successfully operate any business we may acquire or have acquired, including HCP, or to expand our operations and services to markets outside the United States, or to businesses outside of dialysis and HCP business,

•	the variability of our cash flows,

•	the risk that we might invest material amounts of capital and incur significant costs in connection with the growth and development of our international operations, yet we might not be able to operate them profitably anytime soon, if at all,

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements,

•	risks of losing key HCP employees, potential disruption from the HCP transaction making it more difficult to maintain business and operational relationships with customers, partners, associated physicians and physician groups, hospitals and others,

•	the risk that laws regulating the corporate practice of medicine could restrict the manner in which HCP conducts its business,

•	the risk that the cost of providing services under HCP’s agreements may exceed our compensation,

•	the risk that reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact HCP’s business, revenue and profitability,

•	the risk that HCP may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability,

•	the risk that a disruption in HCP’s healthcare provider networks could have an adverse effect on HCP’s business operations and profitability,

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of HCP could have an adverse effect on HCP’s business, or

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with HCP or may be willing to contract only on less favorable terms.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules. For the reasons stated in the reconciliation schedules, we believe our presentation of non-GAAP financial measures provides useful supplemental information for investors.

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Patient service revenues	$2,570,654	$2,363,579	$5,048,392	$4,635,394
Less: Provision for uncollectible accounts	(111,428)	(105,965)	(220,633)	(205,129)

Net patient service revenues	2,459,226	2,257,614	4,827,759	4,430,265
Capitated revenues	897,826	866,190	1,784,873	1,716,705
Other revenues	360,599	310,814	686,155	575,613

Total net revenues	3,717,651	3,434,618	7,298,787	6,722,583

Operating expenses and charges:
Patient care costs and other costs	2,671,025	2,446,076	5,253,358	4,808,688
General and administrative	386,895	347,960	773,324	689,761
Depreciation and amortization	180,381	158,843	349,736	312,632
Provision for uncollectible accounts	3,566	2,159	6,083	3,986
Equity investment loss (income)	505	(5,033)	(882)	(7,941)
Goodwill impairment charges	176,000	4,065	253,000	4,065
Gain on sales of business interests, net	(29,791)	—	(29,791)	—
Settlement charge	—	—	—	495,000

Total operating expenses and charges	3,388,581	2,954,070	6,604,828	6,306,191

Operating income	329,070	480,548	693,959	416,392
Debt expense	(102,894)	(104,248)	(205,778)	(201,640)
Debt redemption charges	—	(48,072)	—	(48,072)
Other income, net	3,215	2,311	6,191	1,778

Income before income taxes	229,391	330,539	494,372	168,458
Income tax expense	134,888	122,762	261,710	36,829

Net income	94,503	207,777	232,662	131,629
Less: Net income attributable to noncontrolling interests	(41,121)	(37,300)	(81,846)	(71,769)

Net income attributable to DaVita HealthCare Partners Inc.	$53,382	$170,477	$150,816	$59,860

Earnings per share:
Basic net income per share attributable to DaVita HealthCare Partners Inc.	$0.26	$0.80	$0.74	$0.28

Diluted net income per share attributable to DaVita HealthCare Partners Inc.	$0.26	$0.78	$0.73	$0.27

Weighted average shares for earnings per share:
Basic	204,497,970	212,991,606	204,432,315	213,188,268

Diluted	208,047,172	217,606,198	207,987,530	217,790,617

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

(dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Net income	$94,503	$207,777	$232,662	$131,629

Other comprehensive (loss) income, net of tax:
Unrealized losses on interest rate swap and cap agreements:
Unrealized losses on interest rate swap and cap agreements	(2,616)	(2,453)	(8,085)	(8,213)
Reclassifications of net swap and cap agreements realized losses into net income	448	789	913	1,601
Unrealized gains (losses) on investments:
Unrealized gains (losses) on investments	638	(99)	867	283
Reclassification of net investment realized gains into net income	—	(16)	(93)	(173)
Foreign currency translation adjustments	(4,844)	5,025	6,337	(12,860)

Other comprehensive (loss) income	(6,374)	3,246	(61)	(19,362)

Total comprehensive income	88,129	211,023	232,601	112,267
Less: Comprehensive income attributable to noncontrolling interests	(41,270)	(37,300)	(81,995)	(71,769)

Comprehensive income attributable to DaVita HealthCare Partners Inc.	$46,859	$173,723	$150,606	$40,498

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Six months ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$232,662	$131,629
Adjustments to reconcile net income to net cash provided by operating activities:
Settlement charge	—	495,000
Settlement payments	—	(493,775)
Depreciation and amortization	349,736	312,632
Debt redemption charges	—	48,072
Goodwill impairment charges	253,000	4,065
Stock-based compensation expense	23,717	28,299
Tax benefits from stock award exercises	23,658	28,040
Excess tax benefits from stock award exercises	(10,604)	(16,913)
Deferred income taxes	19,952	4,418
Equity investment income, net	14,275	5,257
Gain on sales of business interests, net	(29,791)	—
Other non-cash charges	23,120	20,653
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(104,005)	(142,950)
Inventories	(9,213)	(22,780)
Other receivables and other current assets	(107,610)	(50,362)
Other long-term assets	(431)	378
Accounts payable	22,809	50,823
Accrued compensation and benefits	41,098	(26,316)
Other current liabilities	112,825	177,733
Income taxes	121,972	(109,460)
Other long-term liabilities	(31,531)	(2,912)

Net cash provided by operating activities	945,639	441,531

Cash flows from investing activities:
Additions of property and equipment	(358,627)	(290,873)
Acquisitions	(473,314)	(45,059)
Proceeds from asset and business sales	17,393	3,415
Purchase of investments available for sale	(7,873)	(3,872)
Purchase of investments held-to-maturity	(518,965)	(1,039,632)
Proceeds from sale of investments available for sale	5,337	1,550
Proceeds from investments held-to-maturity	545,685	434,684
Purchase of equity investments	(8,785)	(7,550)
Proceeds from sale of equity investments	40,920	—

Net cash used in investing activities	(758,229)	(947,337)

Cash flows from financing activities:
Borrowings	26,134,952	28,144,986
Payments on long-term debt and other financing costs	(26,196,185)	(27,476,994)
Deferred financing and debt redemption costs	(188)	(58,539)
Purchase of treasury stock	(274,926)	(84,113)
Distributions to noncontrolling interests	(94,153)	(79,040)
Stock award exercises and other share issuances, net	9,465	4,680
Excess tax benefits from stock award exercises	10,604	16,913
Contributions from noncontrolling interests	13,117	18,040
Purchase of noncontrolling interests	(6,240)	(10,840)

Net cash (used in) provided by financing activities	(403,554)	475,093
Effect of exchange rate changes on cash and cash equivalents	444	(793)

Net decrease in cash and cash equivalents	(215,700)	(31,506)
Cash and cash equivalents at beginning of the year	1,499,116	965,241

Cash and cash equivalents at end of the period	$1,283,416	$933,735

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	June 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$1,283,416	$1,499,116
Short-term investments	394,166	408,084
Accounts receivable, less allowance of $279,429 and $264,144	1,875,403	1,724,228
Inventories	197,388	185,575
Other receivables	558,081	435,885
Other current assets	187,763	190,322
Income taxes receivable	—	60,070

Total current assets	4,496,217	4,503,280
Property and equipment, net of accumulated depreciation of $2,622,476 and $2,397,007	2,972,407	2,788,740
Intangible assets, net of accumulated amortization of $852,860 and $770,691	1,631,001	1,687,326
Equity investments	64,420	73,368
Long-term investments	102,374	94,122
Other long-term assets	64,254	73,560
Goodwill	9,360,957	9,294,479

	$18,691,630	$18,514,875

LIABILITIES AND EQUITY
Accounts payable	$504,353	$513,950
Other liabilities	840,745	682,123
Accrued compensation and benefits	807,135	741,926
Medical payables	300,564	332,102
Current portion of long-term debt	144,183	129,037
Income taxes payable	48,682	—

Total current liabilities	2,645,662	2,399,138
Long-term debt	8,957,257	9,001,308
Other long-term liabilities	420,776	439,229
Deferred income taxes	772,329	726,962

Total liabilities	12,796,024	12,566,637
Commitments and contingencies:
Noncontrolling interests subject to put provisions	936,903	864,066
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 217,338,629 and 217,120,346 shares issued and 206,904,375 and 209,754,247 shares outstanding, respectively)	217	217
Additional paid-in capital	1,047,820	1,118,326
Retained earnings	4,507,651	4,356,835
Treasury stock (10,434,254 and 7,366,099 shares, respectively)	(749,598)	(544,772)
Accumulated other comprehensive loss	(60,036)	(59,826)

Total DaVita HealthCare Partners Inc. shareholders’ equity	4,746,054	4,870,780
Noncontrolling interests not subject to put provisions	212,649	213,392

Total equity	4,958,703	5,084,172

	$18,691,630	$18,514,875

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2016
	June 30, 2016	March 31, 2016	June 30, 2015
1. Consolidated Financial Results:
Consolidated net revenues	$3,718	$3,581	$3,435	$7,299
Operating income	$329	$365	$481	$694
Adjusted operating income excluding certain items(1)	$475	$458	$485	$933
Operating income margin	8.8%	10.2%	14.0%	9.5%
Adjusted operating income margin excluding certain items(1) (5)	12.8%	12.8%	14.1%	12.8%
Net income attributable to DaVita HealthCare Partners Inc.	$53	$97	$170	$151
Adjusted net income attributable to DaVita HealthCare Partners Inc. excluding certain items(1)	$210	$190	$211	$400
Diluted net income per share attributable to DaVita HealthCare Partners Inc.	$0.26	$0.47	$0.78	$0.73
Adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. excluding certain items(1)	$1.01	$0.92	$0.97	$1.93
2. Consolidated Business Metrics:
Expenses
General and administrative expenses as a percent of consolidated net revenues(2)	10.4%	10.8%	10.1%	10.6%
Consolidated effective tax rate	58.8%	47.9%	37.1%	52.9%
Consolidated effective tax rate attributable to DaVita HealthCare Partners Inc.(1)	71.6%	56.5%	41.8%	63.4%
Adjusted consolidated effective tax rate attributable to DaVita HealthCare Partners Inc.(1)	37.2%	40.0%	38.7%	38.5%
3. Summary of Division Financial Results:
Net revenues
Kidney Care:
Net U.S. dialysis and related lab services revenues	$2,264	$2,227	$2,154	$4,492
Net ancillary services and strategic initiatives revenues, including international dialysis operations	423	391	334	814
Elimination of intersegment revenues	(29)	(26)	(19)	(55)

Total Kidney Care net revenues	2,658	2,592	2,469	5,251
Net HCP revenues	1,060	989	966	2,048

Total net consolidated revenues	$3,718	$3,581	$3,435	$7,299

Operating income
Kidney Care:
U.S. Dialysis and related lab services operating income	$449	$440	$438	$889
Other – Ancillary services and strategic initiatives, including international dialysis operations operating loss	(13)	(11)	(26)	(24)
Corporate support and related long-term incentive compensation	(5)	(7)	(3)	(12)

Total Kidney Care operating income	431	422	409	853
HCP operating (loss) income	(102)	(57)	72	(159)

Total consolidated operating income	$329	$365	$481	$694

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2016
	June 30, 2016	March 31, 2016	June 30, 2015
4. Summary of Reportable Segment Financial Results:
U.S. Dialysis and Related Lab Services
Revenue:
Patient services revenues	$2,367	$2,328	$2,252	$4,695
Provision for uncollectible accounts	(107)	(105)	(101)	(211)

Net patient service operating revenues	2,260	2,223	2,151	4,484
Other revenues	4	4	3	8

Total net operating revenues	$2,264	$2,227	$2,154	$4,492

Operating expenses:
Patient care costs	$1,515	$1,496	$1,436	$3,012
General and administrative	185	179	174	364
Depreciation and amortization	119	116	110	236
Equity investment income	(4)	(4)	(4)	(9)

Total operating expenses	1,815	1,787	1,716	3,603

Segment operating income	$449	$440	$438	$889

HCP
Revenue:
HCP capitated revenues	$874	$866	$848	$1,740

Patient services revenues	160	112	86	274
Provision for uncollectible accounts	(4)	(4)	(4)	(9)

Net patient service operating revenues	156	108	82	265

Other revenues	30	15	36	43

Total net operating revenues	$1,060	$989	$966	$2,048

Operating expenses:
Patient care costs	$840	$794	$750	$1,633
General and administrative	118	127	102	244
Depreciation and amortization	54	46	43	100
Goodwill impairment charges	176	77	—	253
Gain on sales of business interests, net	(30)	—	—	(30)
Equity investment (income) loss	4	2	(1)	7

Total operating expenses	1,162	1,046	894	2,207

Segment operating (loss) income	$(102)	$(57)	$72	$(159)

Reconciliation for non-GAAP measure:
Add:
Goodwill impairment charges	176	77	—	253
Hospice accrual	—	16	—	16
Gain on sales of business interests, net
Gain on sale of Tandigm	(40)	—	—	(40)
Loss on sale of HCP Arizona	10	—	—	10

Adjusted segment operating income(1)	$44	$36	$72	$80

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2016
	June 30, 2016	March 31, 2016	June 30, 2015
5. U.S. Dialysis and Related Lab Services Business Metrics:
Volume
Treatments	6,745,610	6,639,874	6,463,058	13,385,484
Number of treatment days	78.0	77.9	78.0	155.9
Treatments per day	86,482	85,236	82,860	85,859
Per day year over year increase	4.4%	4.3%	4.3%	4.3%
Normalized non-acquired growth year over year	4.3%	4.1%	3.7%	4.2%
Operating revenues before provision for uncollectible accounts
Dialysis and related lab services revenue per treatment	$350.90	$350.60	$348.32	$350.75
Per treatment increase from previous quarter	0.1%	0.7%	0.7%
Per treatment increase from previous year	0.7%	1.4%	2.5%	1.0%
Percent of net consolidated revenues	60.5%	61.8%	62.3%	61.1%
Expenses
Patient care costs
Percent of total segment operating net revenues	66.9%	67.2%	66.7%	67.1%
Per treatment	$224.75	$225.30	$222.17	$225.02
Per treatment (decrease) increase from previous quarter	(0.2%)	2.5%	(0.4%)
Per treatment increase from previous year	1.2%	1.0%	1.4%	1.1%
General and administrative expenses
Percent of total segment operating net revenues	8.2%	8.0%	8.1%	8.1%
Per treatment	$27.37	$26.97	$26.99	$27.17
Per treatment increase (decrease) from previous quarter	1.5%	(0.9%)	(7.7%)
Per treatment increase (decrease) from previous year	1.4%	(7.8%)	2.0%	(3.3%)
Accounts receivable
Net receivables	$1,273	$1,297	$1,227
DSO	52	54	53
Provision for uncollectible accounts as a percentage of revenues	4.5%	4.5%	4.5%	4.5%
6. HCP Business Metrics:
Capitated membership
Total members	761,400	787,100	826,500
Total member months
Medicare	957,400	975,300	941,900	1,932,700
Commercial	1,037,500	1,048,600	1,134,500	2,086,100
Medicaid	333,000	342,500	396,000	675,500

Total member months	2,327,900	2,366,400	2,472,400	4,694,300

Capitated revenues by sources
Senior revenues	$638	$648	$623	$1,286
Commercial revenues	189	172	177	361
Medicaid revenues	47	46	48	93

Total capitated revenues	$874	$866	$848	$1,740

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended						Six months ended June 30, 2016
	June 30, 2016		March 31, 2016		June 30, 2015
6. HCP Business Metrics: (continued)
Other
Total care dollars under management(1)	$1,323		$1,268		$1,245		$2,591
Ratio of operating (loss) income to total care dollars under management(1)	(7.7%)		(4.5%)		5.8%		(6.1%)
Ratio of adjusted operating income to total care dollars under management(1)(6)	3.3%		2.8%		5.8%		3.1%
Full time clinicians	1,760		1,652		1,272
IPA primary care physicians	2,518		2,877		2,732
7. Cash Flow:
Operating cash flow	$516.6		$429.0		$31.4		$945.6
Operating cash flow, last twelve months	$2,061.3		$1,576.1		$1,219.4
Free cash flow(1)	$391.3		$305.3		$(76.9)		$696.7
Free cash flow, last twelve months(1)	$1,509.4		$1,041.2		$786.0
Capital expenditures:
Routine maintenance/IT/other	$81.5		$73.3		$70.8		$154.8
Development and relocations	$103.9		$99.9		$98.7		$203.8
Acquisition expenditures	$68.2		$405.2		$4.4		$473.3
8. Debt and Capital Structure:
Total debt(3)	$9,189		$9,210		$9,225
Net debt, net of cash and cash equivalents(3)	$7,906		$8,168		$8,291
Leverage ratio (see calculation on page 15)	2.93x		3.07x		3.03x
Overall weighted average effective interest rate during the quarter	4.42%		4.40%		4.42%
Overall weighted average effective interest rate at end of the quarter	4.43%		4.40%		4.38%
Weighted average effective interest rate on the Senior Secured Credit Facilities at end of the quarter	3.52%		3.46%		3.44%
Fixed and economically fixed interest rates as a percentage of our total debt	60	%(4)	60	%(4)	61	%(4)
Fixed and economically fixed interest rates, including our interest rate cap agreements, as a percentage of our total debt	90	%(4)	90	%(4)	90	%(4)

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules.
(2)	Consolidated percentages of revenues are comprised of the dialysis and related lab services business, HCP’s business and other ancillary services and strategic initiatives. General and administrative expenses includes certain corporate support and long-term incentive compensation, as well as the estimated HCP Nevada hospice accrual for the three months ended March 31, 2016 and six months ended June 30, 2016.
(3)	The reported balance sheet amounts at June 30, 2016, March 31, 2016, and June 30, 2015, excludes $87.9 million, $92.0 million and $96.8 million, respectively, of a debt discount associated with our Term Loan B and other deferred financing costs.
(4)	The Term Loan B is subject to a LIBOR floor of 0.75%. Because actual LIBOR, for all periods presented above, was lower than this embedded LIBOR floor, the interest rate on the Term Loan B is set at its respective floor. At such time as the actual LIBOR-based variable component of our interest rate exceeds 0.75% on the Term Loan B, we will then be subject to LIBOR-based interest rate volatility on the LIBOR variable component of our interest rate on all of the Term Loan B. However, we are limited to a maximum rate of 2.50% on $2.735 billion of outstanding principal debt on the Term Loan B as a result of interest rate cap agreements. The remaining $695 million outstanding principal balance of the Term Loan B is subject to LIBOR-based interest rate volatility above a floor of 0.75%.
(5)	Adjusted operating income margin is a calculation of adjusted operating income divided by consolidated net revenues.
(6)	Ratio of adjusted operating income to total care dollars under management is a calculation of adjusted operating income divided by total care dollars under management.

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, including short-term investments, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to users to enhance their understanding of the Company’s leverage ratio under its Credit Agreement. The leverage ratio calculated by the Company is a non-GAAP measure and should not be considered a substitute for debt to net income attributable to DaVita HealthCare Partners Inc., net income attributable to DaVita HealthCare Partners Inc. or total debt as determined in accordance with United States generally accepted accounting principles (GAAP). The Company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures by other companies.

Rolling twelve months ended June 30, 2016
Net income attributable to DaVita HealthCare Partners Inc.	$360,688
Income taxes	520,607
Interest expense	384,444
Depreciation and amortization	675,128
Goodwill and other intangible asset impairment charges	459,169
Noncontrolling interests and equity investment income, net	188,104
Stock-settled stock-based compensation	51,628
Other	(15,373)

“Consolidated EBITDA”	$2,624,395

June 30, 2016
Total debt, excluding debt discount and other deferred financing costs of $87.9 million	$9,189,354
Letters of credit issued	92,348

9,281,702
Less: Cash and cash equivalents including short-term investments (excluding HCP’s physician owned entities cash)	(1,593,716)

Consolidated net debt	$7,687,986

Last twelve months “Consolidated EBITDA”	$2,624,395

Leverage ratio	2.93x

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 5.00 to 1.00 as of June 30, 2016. At that date the Company’s leverage ratio did not exceed 5.00 to 1.00.

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands except for per share data)

1. Adjusted net income and adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. excluding goodwill impairment charges, a gain on the partial sale of Tandigm, a loss on the sale of HCP Arizona, estimated accruals for our HCP Nevada hospice business, debt redemption charges, a settlement charge, net of related tax, and a subsequent tax adjustment related to the settlement charge.

We believe that adjusted net income and adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc., excluding goodwill impairment charges, a gain on the partial sale of Tandigm, a loss on the sale of HCP Arizona, estimated accruals for damages and liabilities associated with our HCP Nevada hospice business, debt redemption charges and a settlement charge related to a private civil suit, net of related tax, and a subsequent tax adjustment related to the settlement charge, enhances a user’s understanding of our normal net income attributable to DaVita HealthCare Partners Inc. and diluted net income per share attributable to DaVita HealthCare Partners Inc. for these periods by providing a measure that is meaningful because it excludes certain items which we do not believe are indicative of our ordinary results, and accordingly, is comparable to prior periods and indicative of normal net income attributable to DaVita HealthCare Partners Inc. and diluted net income per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income attributable to DaVita HealthCare Partners Inc. and diluted net income per share attributable to DaVita HealthCare Partners Inc.

Adjusted net income attributable to DaVita HealthCare Partners Inc. excluding goodwill impairment charges, a gain on the partial sale of Tandigm, a loss on the sale of HCP Arizona, estimated accruals for damages and liabilities associated with our HCP Nevada hospice business, debt redemption charges, a settlement charge related to a private civil suit, net of related tax, and a subsequent tax adjustment related to the settlement charge:

	Three months ended			Six months ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net income attributable to DaVita HealthCare Partners Inc.	$53,382	$97,434	$170,477	$150,816	$59,860
Add:
Goodwill impairment charges	176,000	77,000	4,065	253,000	4,065
Gain on sale of Tandigm	(40,280)	—	—	(40,280)	—
Loss on sale of HCP Arizona	10,489	—	—	10,489	—
HCP hospice accrual	—	16,000	—	16,000	—
Debt redemption charges	—	—	48,072	—	48,072
Settlement charge	—	—	—	—	495,000
Tax adjustment related to the settlement of a private civil suit	—	—	7,501	—	7,501
Less: Related income tax	10,414	—	(18,892)	10,414	(216,639)

	$210,005	$190,434	$211,223	$400,439	$397,859

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands except for per share data)

Adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. excluding goodwill impairment charges, a gain on the partial sale of Tandigm, a loss on the sale of HCP Arizona, estimated accruals for damages and liabilities associated with our HCP Nevada hospice business, debt redemption charges, a settlement charge related to a private civil suit and a subsequent tax adjustment related to the settlement charge:

	Three months ended			Six months ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Diluted net income per share attributable to DaVita HealthCare Partners Inc.	$0.26	$0.47	$0.78	$0.73	$0.27
Add:
Goodwill impairment charges	0.84	0.37	0.02	1.21	0.02
Gain on sale of Tandigm	(0.19)	—	—	(0.19)	—
Loss on sale of HCP Arizona	0.05	—	—	0.05	—
HCP hospice accrual	—	0.08	—	0.08	—
Debt redemption charges	—	—	0.22	—	0.22
Settlement charge	—	—	—	—	2.28
Tax adjustment related to the settlement of a private civil suit	—	—	0.04	—	0.04
Tax effect of adjustments	0.05	—	(0.09)	0.05	(1.00)

	$1.01	$0.92	$0.97	$1.93	$1.83

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES – (continued)

(unaudited)

(dollars in thousands except for per share data)

In addition, we have excluded amortization of intangible assets associated with acquisitions from our adjusted net income attributable to DaVita HealthCare Partners Inc., net of tax, and from our adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. as we believe this presentation enhances a user’s understanding of our operating results for these periods by providing a different reflection of the Company’s operating performance since it excludes the amortization of intangible assets that relate to the fair value measurement of acquired intangible assets associated with our acquisitions, and accordingly is indicative of consistent adjusted net income excluding amortization of acquired intangibles, attributable to DaVita HealthCare Partners Inc. and diluted net income per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income attributable to DaVita HealthCare Partners Inc. and diluted net income per share attributable to DaVita HealthCare Partners Inc.

Adjusted net income and adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc., further adjusted to exclude the amortization of intangible assets associated with acquisitions, net of tax:

	Three months ended			Six months ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Adjusted net income attributable to DaVita HealthCare Partners Inc.	$210,005	$190,434	$211,223	$400,439	$397,859
Add:
Amortization of intangible assets associated with acquisitions for the dialysis and ancillary operations	3,674	3,809	6,384	7,483	12,908
Amortization of intangible assets associated with acquisitions for the HCP operations	40,296	36,078	35,838	76,374	71,716
Less: Related income tax	(16,269)	(15,955)	(16,593)	(32,224)	(32,494)

	$237,706	$214,366	$236,852	$452,072	$449,989

Adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc.	$1.01	$0.92	$0.97	$1.93	$1.83
Add:
Amortization of intangible assets per share associated with acquisitions for the dialysis and ancillary operations	0.02	0.02	0.03	0.04	0.06
Amortization of intangible assets per share associated with acquisitions for the HCP operations	0.19	0.17	0.16	0.36	0.33
Tax effect of adjustments	(0.08)	(0.08)	(0.07)	(0.16)	(0.15)

	$1.14	$1.03	$1.09	$2.17	$2.07

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Adjusted operating income.

Adjusted operating income is defined as operating income before certain items we do not believe are indicative of ordinary results, including goodwill impairment charges, a gain on the partial sale of Tandigm, a loss on the sale of HCP Arizona, estimated accruals for damages and liabilities associated with our HCP Nevada hospice business, and a settlement charge related to a private civil suit.

We use adjusted operating income as a measure to assess operating and financial performance. We believe that this measure enhances a user’s understanding of the normal operating income and of our consolidated enterprise and of our individual reportable segments.

Adjusted operating income is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity. In addition, the calculation of adjusted operating income is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies. Adjusted operating income may not be indicative of historical operating results, and we do not intend these calculations to be predictive of future results of operations or cash flows.

	Three months ended			Six months ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Consolidated:
Operating income	$329,070	$364,889	$480,548	$693,959	$416,392
Add:
Goodwill impairment charges	176,000	77,000	4,065	253,000	4,065
Hospice accrual	—	16,000	—	16,000	—
Gain on sale of Tandigm	(40,280)	—	—	(40,280)	—
Loss on sale of HCP Arizona	10,489	—	—	10,489	—
Settlement charge	—	—	—	—	495,000

Adjusted operating income	$475,279	$457,889	$484,613	$933,168	$915,457

U.S. dialysis and related lab services reportable segment:
Segment operating income	$449,190	$440,055	$437,844	$889,245	$333,355
Add: Settlement charge	—	—	—	—	495,000

Adjusted operating income	$449,190	$440,055	$437,844	$889,245	$828,355

HCP reportable segment:
Segment operating (loss) income	$(102,059)	$(57,145)	$72,336	$(159,204)	$132,630
Add:
Hospice accrual	—	16,000	—	16,000	—
Gain on sale of Tandigm	(40,280)	—	—	(40,280)	—
Loss on sale of HCP Arizona	10,489	—	—	10,489	—
Goodwill impairment charges	176,000	77,000	—	253,000	—

Adjusted operating income	$44,150	$35,855	$72,336	$80,005	$132,630

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Effective income tax rates and adjusted effective income tax rates.

We believe that reporting the effective income tax rate attributable to DaVita HealthCare Partners Inc. as well as the adjusted effective income tax rate attributable to DaVita HealthCare Partners Inc., excluding goodwill impairment charges, a gain on the partial sale of Tandigm, a loss on the sale of HCP Arizona, estimated accruals for damages and liabilities associated with our HCP Nevada hospice business, and a subsequent tax adjustment related to the settlement charge, enhances a user’s understanding of DaVita HealthCare Partners Inc.’s effective income tax rate and DaVita HealthCare Partners Inc.’s adjusted effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and certain non-deductible charges which we do not believe are indicative of our ordinary results, and, therefore, these adjusted measures are meaningful to a user to fully understand the related income tax effects on DaVita HealthCare Partners Inc.’s operating results. These are not measures under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita HealthCare Partners Inc. is as follows:

	Three months ended			Six months ended June 30, 2016
	June 30, 2016	March 31, 2016	June 30, 2015
Income before income taxes	$229,391	$264,981	$330,539	$494,372

Income tax expense	$134,888	$126,822	$122,762	$261,710

Effective income tax rate	58.8%	47.9%	37.1%	52.9%

	Three months ended			Six months ended June 30, 2016
	June 30, 2016	March 31, 2016	June 30, 2015
Income before income taxes	$229,391	$264,981	$330,539	$494,372
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(41,289)	(40,797)	(37,622)	(82,086)

Income before income taxes attributable to DaVita HealthCare Partners Inc.	$188,102	$224,184	$292,917	$412,286

Income tax expense	$134,888	$126,822	$122,762	$261,710
Less: Income tax attributable to noncontrolling interests	(168)	(72)	(322)	(240)

Income tax expense attributable to DaVita HealthCare Partners Inc.	$134,720	$126,750	$122,440	$261,470

Effective income tax rate attributable to DaVita HealthCare Partners Inc.	71.6%	56.5%	41.8%	63.4%

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

Adjusted effective income tax rates attributable to DaVita HealthCare Partners Inc. excluding goodwill impairment charges, a gain on the partial sale of Tandigm, a loss on the sale of HCP Arizona, estimated accruals for damages and liabilities associated with our HCP Nevada hospice business, and a tax adjustment related to the settlement of a private civil suit:

	Three months ended			Six months ended June 30, 2016
	June 30, 2016	March 31, 2016	June 30, 2015
Income before income taxes	$229,391	$264,981	$330,539	$494,372
Add:
Goodwill impairment charges	176,000	77,000	4,065	253,000
Hospice accrual	—	16,000	—	16,000
Loss on sale of HCP Arizona	10,489	—	—	10,489
Less:
Noncontrolling owners’ income primarily attributable to non-tax paying entities	(41,289)	(40,797)	(37,622)	(82,086)
Gain on sale of Tandigm	(40,280)	—	—	(40,280)

Adjusted income before income taxes attributable to DaVita HealthCare Partners Inc.	$334,311	$317,184	$296,982	$651,495

Income tax expense	$134,888	$126,822	$122,762	$261,710
Add:
Tax adjustment related to the settlement of a private civil suit	—	—	(7,501)	—
Income tax on sale of HCP Arizona	4,490	—	—	4,490
Less:
Income tax attributable to noncontrolling interests	(168)	(72)	(322)	(240)
Income tax on sale of Tandigm	(14,904)	—	—	(14,904)

Adjusted income tax attributable to DaVita HealthCare Partners Inc.	$124,306	$126,750	$114,939	$251,056

Adjusted effective income tax rate attributable to DaVita HealthCare Partners Inc.	37.2%	40.0%	38.7%	38.5%

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

4. Free cash flow.

Free cash flow represents net cash provided by operating activities less distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisitions and development activities and meet our debt service requirements. In addition, free cash flow excluding distributions to noncontrolling interests provides a user with an understanding of free cash flows that are attributable to DaVita HealthCare Partners Inc. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Six months ended June 30, 2016
	June 30, 2016	March 31, 2016	June 30, 2015
Cash provided by operating activities	$516,637	$429,002	$31,442	$945,639
Less: Distributions to noncontrolling interests	(43,744)	(50,409)	(37,541)	(94,153)

Cash provided by operating activities attributable to DaVita HealthCare Partners Inc.	472,893	378,593	(6,099)	851,486
Less: Expenditures for routine maintenance and information technology	(81,546)	(73,288)	(70,757)	(154,834)

Free cash flow	$391,347	$305,305	$(76,856)	$696,652

	Rolling 12-Month Period
	June 30, 2016	March 31, 2016	June 30, 2015
Cash provided by operating activities	$2,061,308	$1,576,113	$1,219,440
Less: Distributions to noncontrolling interests	(189,748)	(183,545)	(162,561)

Cash provided by operating activities attributable to DaVita HealthCare Partners Inc.	1,871,560	1,392,568	1,056,879
Less: Expenditures for routine maintenance and information technology	(362,146)	(351,357)	(270,841)

Free cash flow	$1,509,414	$1,041,211	$786,038

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

5. Total care dollars under management.

In California, as a result of our managed care administrative services agreements with hospitals and health plans, HCP does not assume the direct financial risk for institutional (hospital) services in most cases, but is responsible for managing the care dollars associated with both the professional (physician) and institutional services being provided for the Per Member Per Month (PMPM) fee attributable to both professional and institutional services. In cases where HCP does not assume the direct financial risk, HCP recognizes the surplus of institutional revenue less institutional expense as HCP net revenue. In addition to revenues recognized for financial reporting purposes, HCP measures its total care dollars under management, which includes the PMPM fee payable to third parties for institutional services where HCP manages the care provided to its members by the hospitals and other institutions, which are not included in GAAP revenues. HCP uses total care dollars under management as a supplement to GAAP revenues as it allows HCP to measure profit margins on a comparable basis across both the global capitation model (where HCP assumes the full financial risk for all services, including institutional services) and the risk sharing models (where HCP operates under managed care administrative services agreements where HCP does not assume the full risk). HCP believes that presenting amounts in this manner is useful because it presents its operations on a unified basis without the complication caused by models that HCP has adopted in its California market as a result of various regulations related to the assumption of institutional risk. Total care dollars under management is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation or as a substitute for revenues calculated in accordance with GAAP. Total care dollars under management includes PMPM payments received from third parties that are recorded net of expenses in our accounting records. The following table reconciles total care dollars under management to medical revenues for the periods indicated.

	Three months ended			Six months ended June 30, 2016
	June 30, 2016	March 31, 2016	June 30, 2015
Medical revenues	$1,030,470	$974,328	$930,878	$2,004,798
Less: Risk share revenue, net	(50,369)	(28,402)	(18,127)	(78,771)
Add: Institutional capitation amounts	343,077	321,776	332,456	664,853

Total care dollars under management	$1,323,178	$1,267,702	$1,245,207	$2,590,880